Exhibit 99.1

PRESS RELEASE
MEDIA CONTACTS
Rob Sutton
Intervoice, Inc.
972-454-8891
rob.sutton@intervoice.com
Intervoice Announces Results for the First Quarter of Fiscal 2009
Revenue of $51.5 Million, GAAP Earnings of $0.08 and Non-GAAP Earnings of $0.13
DALLAS — July 9, 2008 — Intervoice, Inc. (NASDAQ: INTV) today reported revenues of $51.5 million for its first fiscal quarter ended May 31, 2008, up 8 percent from $47.7 million recorded in the same quarter of the prior year and down from revenues of $53.1 million posted in the prior quarter. The Company’s solutions backlog of $62.0 million at May 31, 2008 was up 3 percent from $60.4 million at the end of the same quarter of the prior year, and down 6 percent from $65.7 million at the end of the fourth quarter of fiscal 2008.
On a non-GAAP basis, the Company reported first fiscal quarter income of $5.0 million, or $0.13 per diluted share up from $1.4 million, or $0.04 per diluted share in the same quarter of the prior year, and up from $3.1 million, or $0.08 per diluted share in the prior quarter. Also on a non-GAAP basis, operating income for the quarter was $7.1 million, up $5.4 million from $1.7 million non-GAAP operating income in the same quarter of the prior year and up from $4.1 million in the prior quarter. First quarter of fiscal 2009 non-GAAP operating expenses exclude $1.6 million of restructuring charges, $0.6 million related to acquisition amortization expenses and $1.2 million related to stock-based compensation expenses.
“In this challenging economic environment, Intervoice continues to perform well due to the compelling value proposition our software and services deliver,” said Bob Ritchey, the Company’s CEO. “I currently believe revenues for the second quarter of fiscal 2009 will be in the $51 million to $54 million range. I look forward to discussing details of our first fiscal quarter and outlook for the future in today’s conference call with investors.”
On a GAAP basis, the Company reported first fiscal quarter net income of $3.0 million, or $0.08 per diluted share, an increase from $0.9 million net loss, or $0.02 per share loss in the same quarter of the prior year, and an increase from $2.1 million net income, or $0.05 per diluted share in the prior quarter. Also on a GAAP basis, first fiscal quarter operating income of $3.7 million is an increase from $1.4 million operating loss in the same quarter of the prior year, and an increase from $1.9 million operating income in the prior quarter.
The Company further reported that cash flow from operations was $14.6 million for the first fiscal quarter, up from $14.1 million in the same quarter of the prior year and up from $12.7 million in the prior quarter. The Company’s cash balance as of May 31, 2008 was $52.7 million, up from $38.7 million at the end of the prior quarter.
“Fiscal 2009 is off to a good start with increased profits and cash flow during the first quarter,” said Craig Holmes, the Company’s Executive Vice President and Chief Financial Officer. “Improved project execution and other cost management initiatives led to our best quarterly profitability in over two years.”

The Company has scheduled a conference call for 4:00 p.m. central time today, Wednesday, July 9, 2008, to discuss its first fiscal quarter results and its outlook for the future. To participate in the call, dial (877) 743-6785 or (706) 679-4758 and reference the conference ID of 51735859. A replay of the call will be available at the Company’s website — www.intervoice.com.
Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. However, the Company’s internal reporting and incentive compensation programs include adjustments to exclude stock-based compensation charges, amortization of acquisition related intangibles, corporate restructuring and certain special charges from GAAP financial measures. In addition, for comparison purposes, the Company adjusts income tax expense to reflect a 34 percent tax rate on the non-GAAP pre-tax income measure. The Company uses these non-GAAP financial measures in its budgeting and forecasting process to analyze financial trends. The Company believes these adjustments provide an additional meaningful measurement of results that enhances period to period comparisons.
In the future, the Company anticipates incurring expenses similar to certain of the non-GAAP adjustments described in the non-GAAP financial measures, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that all of these costs are unusual, infrequent, or non-recurring. In addition, other companies, including those in the Company’s industry, may calculate non-GAAP financial measures differently, potentially limiting non-GAAP measures for cross-company comparisons. The Company acknowledges that the items excluded from GAAP based measures may have a material impact on the Company’s financial results determined in accordance with GAAP.
Non-GAAP adjusted results are supplemental information and are not intended to be a substitute for GAAP results or considered in isolation, and should be read only in conjunction with consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures and their reconciliation to the most directly comparable GAAP measures are shown as an additional table at the end of this press release and in schedules provided on the Company’s website at www.intervoice.com.
Forward-Looking Statements
Intervoice has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release are forward-looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under Item 1A “Risk Factors” in the Company’s Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q. Intervoice cautions current and potential investors that such risks and uncertainties could result in material differences from the forward-looking statements in this press release, and investors should not place reliance on forward-looking statements as a prediction of future results. We undertake no obligation to update or revise any forward-looking statement.
About Intervoice
Intervoice is a world leader in delivering natural, intuitive ways for people to interact, transact and communicate. Intervoice software and professional services enable innovative voice portal, IP contact center, hosted and mobile messaging and self-service applications. More than 5,000 customers in 80 countries have relied on Intervoice, including many of the world’s leading financial and healthcare institutions, telecommunications companies, utilities, and governments. For more information, visit www.intervoice.com.

INTERVOICE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	(In Thousands, Except Share and Per Share Data)
	May 31, 2008	February 29, 2008
ASSETS
Current Assets
Cash and cash equivalents	$52,695	$38,732
Trade accounts receivable, net of allowance for doubtful accounts of $489 in fiscal 2009 and $634 in fiscal 2008	34,403	36,971
Inventory	14,805	14,628
Prepaid expenses and other current assets	6,329	5,141
Income taxes receivable	416	608
Deferred income taxes	3,885	3,360

	112,533	99,440

Property and Equipment, net of accumulated depreciation of $67,209 in fiscal 2009 and $64,988 in fiscal 2008	31,825	32,524

Other Assets
Intangible assets, net of accumulated amortization of $23,615 in fiscal 2009 and $22,944 in fiscal 2008	6,409	7,080
Goodwill	32,193	32,193
Long term deferred income taxes	4,900	6,078
Other assets	184	183

	$188,044	$177,498

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$10,134	$10,516
Accrued expenses	11,831	12,736
Customer deposits	9,433	8,289
Deferred income	38,134	32,708
Deferred income taxes	1,338	1,067

	70,870	65,316

Stockholders’ Equity
Preferred stock, $100 par value—2,000,000 shares authorized: none issued
Common stock, no par value, at nominal assigned value—62,000,000 shares authorized: 39,037,741 issued and outstanding in fiscal 2009 and 38,843,851 issued and outstanding in fiscal 2008	20	19
Additional capital	109,302	107,329
Retained earnings	7,845	4,843
Accumulated other comprehensive (loss)	7	(9)

	117,174	112,182

	$188,044	$177,498

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	(In Thousands, Except Per Share Data)
	Three Months Ended
	May 31, 2008	May 31, 2007
Sales
Solutions	$23,912	$21,702
Recurring services	27,600	26,029

	51,512	47,731

Cost of goods sold
Solutions	15,632	15,182
Recurring services	7,904	7,291

	23,536	22,473

Gross margin
Solutions	8,280	6,520
Recurring services	19,696	18,738

	27,976	25,258

Research and development expenses	4,757	5,317
Selling, general and administrative expenses	18,889	20,693
Amortization of acquisition related intangible assets	648	695

Income (loss) from operations	3,682	(1,447)

Interest income	386	590
Other income (expense)	8	(144)

Income (loss) before taxes	4,076	(1,001)
Income taxes (benefit)	1,074	(128)

Net income (loss)	$3,002	$(873)

Net income (loss) per share — basic	$0.08	$(0.02)

Shares used in basic per share computation	38,977	38,807

Net income (loss) per share — diluted	$0.08	$(0.02)

Shares used in diluted per share computation	39,349	38,807

INTERVOICE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	(In Thousands)
	Three Months Ended
	May 31, 2008	May 31, 2007

Operating activities
Net income (loss)	$3,002	$(873)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,885	3,035
Stock-based compensation expense	1,228	1,008
Change in accounts receivable	2,572	8,337
Other changes in operating activities	4,929	2,573

Net cash provided by operating activities	14,616	14,080

Investing activities
Purchases of property and equipment	(1,527)	(2,142)

Net cash used in investing activities	(1,527)	(2,142)

Financing activities
Exercise of stock options	746	601

Net cash provided by financing activities	746	601

Effect of exchange rates on cash	128	—

Increase in cash and cash equivalents	13,963	12,539

Cash and cash equivalents, beginning of period	38,732	28,215

Cash and cash equivalents, end of period	$52,695	$40,754

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)
(In Thousands, Except Share Data)

					Accumulated Other
	Common Stock		Additional	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Loss	Total

Balances at February 29, 2008	38,843,851	$19	$107,329	$4,843	$(9)	$112,182

Net income	—	—	—	3,002	—	3,002

Foreign currency translation adjustment	—	—	—	—	16	16

Comprehensive income						3,018

Exercise of stock options	193,890	1	745	—	—	746

Stock-based compensation	—	—	1,228	—	—	1,228

Balances at May 31, 2008	39,037,741	$20	$109,302	$7,845	$7	$117,174

Intervoice, Inc.
Revenues by Market and Geography
For the Quarter Ended May 31, 2008
(Unaudited)
(In thousands)

	North		Rest of
	America		World		Total

Solutions	$9,729	40.7%	$14,183	59.3%	$23,912	100.0%
Customer and Software Support	16,539	73.9%	5,856	26.1%	22,395	100.0%
Hosted Solutions	4,567	87.7%	638	12.3%	5,205	100.0%

Total Sales	$30,835	59.9%	$20,677	40.1%	$51,512	100.0%

Voice Portal					$14,771	28.7%
Messaging					7,773	15.1%
Payment					1,368	2.6%

Total Solutions					23,912	46.4%

Customer and Software Support					22,395	43.5%
Hosted Solutions					5,205	10.1%

Total Recurring Services					27,600	53.6%

Total Sales					$51,512	100.0%

INTERVOICE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

		(In Thousands, Except Per Share Data)
		Three Months Ended
		May 31, 2008	May 31, 2007
Gross Margin
GAAP Gross Margin		$27,976	25,258
Gross Margin %		54.3%	52.9%

Stock-based compensation charges	(A)	356	201
Restructuring charges and intangible amortization	(B)	720	396

Non-GAAP Gross Margin		$29,052	$25,855

Non-GAAP Gross Margin %		56.4%	54.2%

Operating Income:
GAAP Operating Income		$3,682	$(1,447)

Stock-based compensation charges	(A)	1,228	1,007
Restructuring charges and intangible amortization	(B)	2,216	2,156

Non-GAAP Operating Income		$7,126	$1,716

Net Income:
GAAP Net Income		$3,002	$(873)
Net Income per Share — diluted		$0.08	$(0.02)

Stock-based compensation charges	(A)	1,228	1,007
Restructuring charges and intangible amortization	(B)	2,216	2,156
Non-GAAP adjustment for income taxes	(C)	(1,483)	(863)

Non-GAAP Net Income		$4,963	$1,427

Net Income per Share — diluted		$0.13	$0.04

Shares used in Non-GAAP diluted per share computation	(D)	39,349	39,183
The non-GAAP financial measures of non-GAAP gross margin, non-GAAP operating income, non-GAAP income and non-GAAP income per share-diluted are adjusted for the following items: stock-based compensation charges, restructuring charges and intangible amortization and the related income tax effects. Management believes that the presentation of these non-GAAP financial measures is useful to investors for the reasons discussed earlier and below.
The non-GAAP financial measures in the table, “Reconciliation of GAAP to non-GAAP Financial Measures” include the following adjustments to GAAP based reported results and are further described below and correspond to the following paragraphs, (A) through (D).
(A) Stock-based compensation charges consist of non-cash charges relating to employee stock-based compensation awards determined in accordance with SFAS 123R, beginning March 1, 2006, which requires companies to measure all employee stock-based compensation awards using a fair value method and recognize compensation costs in their financial statements. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation allows for useful comparisons of financial results to peer companies, and of financial results between periods. In addition, the Company believes it is useful to investors to understand the specific impact of the application of SFAS 123R on operating results.
(B) Restructuring charges and intangible amortization include severance and facilities consolidation, as well as amortization of intangible assets relating to acquisitions. The Company’s management excludes these costs when evaluating its ongoing performance and believes that the exclusion of these costs allows for useful comparisons of operating results to peer companies and enhanced period to period comparisons.
(C) Non-GAAP adjustment for income tax. The Company’s management adjusts the reported effective tax rate to a 34 percent non-GAAP effective tax rate to calculate non-GAAP income. Management believes that the 34 percent effective tax rates are reflective of a long-term normalized tax rate based on the Company’s current tax structure.
(D) Shares used in computing non-GAAP income per share-diluted are generally on the same basis as our reported net income per share-diluted. No adjustment has been made to exclude unrecognized compensation cost and excess tax benefits from the calculation of assumed proceeds, as the impact is not material to the calculation.